                                                                      EXHIBIT 11

                                TRIBUNE COMPANY
            STATEMENTS OF COMPUTATION OF PRIMARY AND FULLY DILUTED
                             NET INCOME PER SHARE

(In thousands, except per share amounts)
                                                                               Fiscal Year Ended December
                                                                            --------------------------------
PRIMARY                                                                       1995        1994        1993
-------                                                                     --------    --------    --------
    Income from continuing operations                                       $245,458    $233,149    $204,646
    Income (loss) from discontinued operations of QUNO                        32,707       8,898     (16,040)
                                                                            --------    --------    --------

    Net income                                                               278,165     242,047     188,606
    Preferred dividends, net of tax                                          (18,841)    (18,574)    (18,439)
                                                                            --------    --------    --------

    Net income attributable to common shares                                $259,324    $223,473    $170,167
                                                                            --------    --------    --------

    Weighted average common shares outstanding                                64,790      67,213      66,371
                                                                            --------    --------    --------

    Primary net income per share:
       Continuing operations (A)                                            $   3.50    $   3.19    $   2.80
       Discontinued operations                                                   .50         .13        (.24)
                                                                            --------    --------    --------
       Total                                                                $   4.00    $   3.32    $   2.56
                                                                            ========    ========    ========
FULLY DILUTED
-------------
    Income from continuing operations                                       $245,458    $233,149    $204,646
    Additional ESOP contribution required assuming
      all preferred shares were converted, net of tax                        (11,377)    (11,822)    (12,442)
    Assumed elimination of tax benefit on certain ESOP preferred dividends    (3,382)     (2,817)     (2,248)
                                                                            --------    --------    --------

    Adjusted income from continuing operations                               230,699     218,510     189,956
    Income (loss) from discontinued operations of QUNO                        32,707       8,898     (16,040)
                                                                            --------    --------    --------

    Adjusted net income                                                     $263,406    $227,408    $173,916
                                                                            --------    --------    --------

    Weighted average common shares outstanding                                64,790      67,213      66,371

    Assumed conversion of preferred shares into common shares                  5,887       6,050       6,126
    Assumed exercise of stock options, net of common
      shares assumed repurchased with the proceeds                               829         810       1,198
                                                                            --------    --------    --------

    Adjusted weighted average common shares outstanding                       71,506      74,073      73,695
                                                                            --------    --------    --------

    Fully diluted net income per share:
       Continuing operations                                                $   3.22    $   2.95    $   2.58
       Discontinued operations                                                   .46         .12        (.22)
                                                                            --------    --------    --------
       Total                                                                $   3.68    $   3.07    $   2.36
                                                                            ========    ========    ========

(A) Primary net income per share from continuing operations is computed by deducting preferred dividends, net of tax, from income from continuing operations and then dividing by weighted average common shares outstanding.

See Notes to Consolidated Financial Statements.